Exhibit 10.6

AMENDMENT TO THE

LB PHARMACEUTICALS INC

2023 STOCK INCENTIVE PLAN

A. LB Pharmaceuticals Inc, a Delaware corporation (the “Company”) established the Company’s 2023 Stock Incentive Plan by an original instrument adopted by the Company on August 25, 2023 (the “Plan”);

B. The Plan currently provides for 8,055,197 shares of Common Stock to be reserved for issuance under the Plan; and

C. The Company now wishes to amend the Plan to adjust the number of shares of Common Stock reserved under the plan to 12,955,197 shares.

The Plan is amended as follows:

1.	The reference in Section 3 to “8,055,197” is amended to reference “12,955,197.”

2.	In all other respects, the Plan remains the same.

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The Company has caused this Amendment to the Company’s 2023 Stock Incentive Plan to be executed this 2nd day of December, 2024.

LB PHARMACEUTICALS INC

By:	/s/ Heather Turner
Heather Turner
Chief Executive Officer